Exhibit 99.1

Catalyst Pharmaceuticals Appoints David Ailinger as Vice President, Business Development

CORAL GABLES, Fla., February 04, 2020 (GLOBE NEWSWIRE) — Catalyst Pharmaceuticals, Inc. (Catalyst) (Nasdaq: CPRX), a commercial-stage biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating, chronic neuromuscular and neurological diseases, today announced the appointment of David Ailinger as Vice President, Business Development, reporting directly to Patrick J. McEnany, Catalyst’s Chairman and CEO. Mr. Ailinger will be responsible for leading the Company’s business development and corporate strategy initiatives, including licensing and partnering discussions.

“We are delighted to add David to our senior management team at such a transformative time for our Company,” said Mr. McEnany. “Dave is a seasoned veteran with 15 years of business development experience with branded drugs. He brings valuable new skills to Catalyst at a time when business development is a core strategic focus for us, as we look to broaden our portfolio of commercial products, our pipeline of late-stage development programs, and our global footprint.”

“I am excited to join Catalyst as the Company continues to make an impact for those suffering from rare diseases,” said David Ailinger. “I look forward to working with the Catalyst team as we seek to grow our business and bring innovative therapies to patients worldwide.”

Mr. Ailinger most recently served as Senior Director of Corporate Development at Impax Laboratories, where he was responsible for business development activities for specialty products, including the identification, evaluation, negotiation and execution of business development activities. Prior to joining Impax, Mr. Ailinger was Executive Director of global business development at Actavis (formerly Watson Pharmaceuticals). At Actavis, he was responsible for leading global brand business development initiatives. Prior to joining Actavis, Mr. Ailinger was a director of business development and licensing at Teva Pharmaceuticals, previously Barr Laboratories, where he performed a series of roles in corporate and business development across multiple therapeutic areas.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals is a commercial-stage biopharmaceutical company focused on developing and commercializing innovative therapies for people with rare debilitating, chronic neuromuscular and neurological diseases, including Lambert-Eaton myasthenic syndrome

(LEMS), anti-MuSK antibody positive myasthenia gravis (MuSK-MG) and spinal muscular atrophy (SMA) Type 3. Catalyst’s new drug application for Firdapse® (amifampridine) 10 mg tablets for the treatment of adults with LEMS was approved in November 2018 by the U.S. Food & Drug Administration (“FDA”), and Firdapse is now commercially available in the United States. Prior to its approval, Firdapse for LEMS had received breakthrough therapy designation and orphan drug designation from the FDA.

Firdapse is currently being evaluated in clinical trials for the treatment of MuSK-MG and SMA Type 3 and has received Orphan Drug Designation from the FDA for myasthenia gravis and CMS. Firdapse (amifampridine) 10 mg tablets is the first and only approved drug in Europe for the symptomatic treatment in adults with LEMS.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2018 and its other filings with the U.S. Securities and Exchange Commission (SEC), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Investor Contact Brian Korb Solebury Trout (646) 378-2923 bkorb@troutgroup.com	Company Contact Patrick J. McEnany Catalyst Pharmaceuticals Chief Executive Officer (305) 420-3200 pmcenany@catalystpharma.com

Media Contact

David Schull

Russo Partners

(212) 845-4271

david.schull@russopartnersllc.com

###

2